UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 16, 2003

PACIFIC NORTHWEST BANCORP

(Exact name of registrant as specified in its charter)

Washington	0-26632	91-1691216
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Third Avenue, Suite 250 Seattle, Washington 98101
(Address of principal executive offices, including Zip Code)

(206) 624-9761
(Registrant’s telephone number, including area code)

ITEM 5.  Other Events

The shareholders of Pacific Northwest Bancorp (“Pacific”) approved the merger of Pacific with a subsidiary of Wells Fargo & Company, a Delaware corporation (“Wells Fargo”), at Pacific’s special meeting of shareholders on September 16, 2003, in Seattle, Washington. In the proposed merger, Wells Fargo will acquire Pacific. Based on the average closing prices of Wells Fargo common stock for the 20 trading days prior to the special meeting ($50.2490), Pacific shareholders will receive 0.6965 shares of Wells Fargo common stock in exchange for each of their shares of Pacific common stock upon completion of the merger.

Completion of the merger, however, remains subject to the approval of the Board of Governors of the Federal Reserve System and the satisfaction or waiver of certain other closing conditions specified in the merger agreement. A copy of a related press release dated September 16, 2003, is attached as Exhibit 99 and incorporated by reference.

ITEM 7.  Financial Statements and Exhibits

(a)                                  Financial Statements—not applicable.

(b)                                 Pro forma financial information—not applicable.

(c)                                  Exhibits

99                                    Press Release issued by Pacific dated September 16, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 16, 2003

PACIFIC NORTHWEST BANCORP

	By:	/s/ Patrick M. Fahey
Patrick M. Fahey
President and Chief Executive Officer